Exhibit 99.1

FOR IMMEDIATE RELEASE

VEREIT® Reports 2016 Disposition and Acquisition Activity and
Sets Earnings Call for Thursday, February 23, 2017

Phoenix, AZ, January 11, 2017 -- VEREIT, Inc. (NYSE: VER) (“VEREIT” or the “Company”), a full-service real estate operating company with investment management capability, announced its transaction activity for the full year and quarter ending December 31, 2016. During the year, VEREIT sold approximately $1.14 billion of properties at an average cash cap rate of 6.9%, including $246.5 million in net sales of Red Lobster restaurants. The Company sold $394.9 million of assets in the fourth quarter. During 2016, VEREIT also acquired $100.2 million of properties at an average cash cap rate of 6.8%, excluding build-to-suit and development activity which totaled $22.0 million at an average cash cap rate of 8.7%. The Company purchased $80.2 million of assets in the fourth quarter of 2016.

The Company expects to issue, jointly with its operating partnership, VEREIT Operating Partnership, L.P., its 2016 Annual Report on Form 10-K on Thursday, February 23, 2017. The Company will also host an earnings conference call via audio webcast on that same day at 11:00 a.m. Eastern Time to discuss the financial results. The call will be conducted by Glenn J. Rufrano, VEREIT’s Chief Executive Officer, and Michael J. Bartolotta, VEREIT's Chief Financial Officer.

The public can access the live audio webcast via the Company's Investor Relations website at: http://ir.vereit.com/. Participants should access the webcast 10-15 minutes early. A replay will be available via the Company's Investor Relations website approximately one hour after the completion of the webcast.

About the Company
VEREIT is a leading, full-service real estate operating company with investment management capability. VEREIT owns and actively manages a diversified portfolio of retail, restaurant, office and industrial real estate assets with a total asset book value of $16.1 billion including 4,213 properties totaling approximately 96.9 million square feet, located in 49 states, as well as Puerto Rico and Canada. Additionally, VEREIT manages $7.1 billion of gross real estate investments on behalf of the Cole Capital® non-listed REITs. VEREIT is a publicly traded Maryland corporation listed on the New York Stock Exchange. Additional information about VEREIT can be found on its website at www.VEREIT.com and through social media platforms such as Twitter and LinkedIn.

Media Contacts
Parke Chapman
Rubenstein Associates
212.843.8489 | pchapman@rubenstein.com

John Bacon, Senior Vice President, Corporate Communications
VEREIT
602.778.6057 | JBacon@VEREIT.com

Investor Relations Contact
Bonni Rosen, Director, Investor Relations
VEREIT
877.405.2653 | BRosen@VEREIT.com

Forward-Looking Statements
Information set forth herein (including information included or incorporated by reference herein) may contain “forward-looking statements” (within the meaning of section 27A of the Securities Act of 1933, as amended, and in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect VEREIT’s expectations regarding future events. Generally, the words “expects,” “anticipates,” “assumes,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions identify forward-looking statements. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors which are difficult to predict, may be beyond VEREIT’s control and could cause actual results to differ materially from those contained in the forward-looking statements. If a change occurs, VEREIT's business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. Such forward-looking statements include, but are not limited to, VEREIT’s expectation that it will file its and the Operating Partnership’s year-end 2016 Annual Report on Form 10-K on the announced date and VEREIT’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts. Additional factors that may affect future results are contained in VEREIT’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. VEREIT disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.